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                                                                     EXHIBIT 5.1

May 31, 2005

Saga Communications, Inc.
73 Kercheval Avenue
Grosse Pointe, Michigan 48236

Dear Sir/Madam:

We have served as counsel to Saga Communications, Inc. (the "Company") in connection with the preparation of the Registration Statement (Form S-8) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, representing the issuance in the manner described in the Registration Statement of up to 1,500,000 shares of the Company's Class A Common Stock and 500,000 shares of the Company's Class B Common Stock, and 500,000 shares of the Company's Class A Common Stock issuable upon conversion of the Class B Common Stock pursuant to the Company's 2005 Incentive Compensation Plan (the "Plan").

We have examined such certificates, instruments and documents and reviewed such questions of law as we have considered necessary or appropriate for the purposes of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the Delaware General Corporation Law.

Based upon such examination and review, we are of the opinion that the Class A Common Stock and the Class B Common Stock registered by the Registration Statement, when issued and paid for as contemplated in the Plan, assuming due execution of the certificates therefor, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of person whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no

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Saga Communications, Inc.
May 31, 2005
Page 2

obligation to revise or supplement this opinion should the current Delaware General Corporation Law be changed by legislative action, judicial decision or other.

This opinion is furnished to you solely for your benefit to be used by you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon by any other person or by you for any other purpose.

                                                    Very truly yours,

                                                    BODMAN LLP

                                                    By: /s/ Fred B. Green
                                                        ------------------------
                                                        Fred B. Green, a partner